Exhibit 99.1
AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into effective December 20, 2005 between BANK OF COMMERCE HOLDINGS, a California corporation, and REDDING BANK OF COMMERCE, a California corporation and a wholly owned subsidiary of BANK OF COMMERCE HOLDINGS (collectively the “Bank”), and MICHAEL C. MAYER (the “Executive”).
1. Amendment of Employment Agreement: Section 2 of the Employment
Agreement is amended in its entirety to state as follows:
“2. Term: The term of this Agreement shall commence as provided hereinabove and terminate at midnight, December 31, 2006, subject only to earlier termination as hereinafter provided in Section 4, and further subject to extension by mutual agreement in writing between Bank and Executive.”
2. Mutual Agreement to Extension: This Amendment shall constitute mutual agreement in writing with respect to the extension herein provided as required by Section 2 of the Employment Agreement.
3. Confirmation of Remainder of Employer Agreement: Except as specifically hereinabove amended with respect to the date of the termination of the Employment Agreement, all terms and conditions of the Employment Agreement attached hereto as Exhibit A shall remain in full and effect.
IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first above written.
BANK OF COMMERCE HOLDINGS
By:                                                              HARRY L. GRASHOFF, Chairman
By:                                                              DAVID H. SCOTT, Secretary
REDDING BANK OF COMMERCE
By:                                                              HARRY L. GRASHOFF, Chairman
By:                                                              DAVID H. SCOTT, Secretary
EXECUTIVE:
                                                             MICHAEL C. MAYER

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